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                                 AMENDMENT TO
                            PACIFICARE IPA MEDICARE
                         SHARED RISK SERVICES AGREEMENT

     WHEREAS, PacifiCare, Inc. ("PacifiCare") and Santa Ana-Tustin Physicians Group ("IPA") have entered into a PacifiCare IPA Medicare Shared Risk Services Agreement, (the "Agreement"), pursuant to which IPA has agreed to provide Medical Services to Subscribers of PacifiCare's Secure Horizons Health Plan.

     WHEREAS, because of uncertainties created by a delay in reporting of medicare financing for the 1991 contract year and because of a change in law affecting Medicare reimbursement to the Secure Horizons Health Plan beginning January 1, 1991, the parties desire to allow for a special termination period, to be effective during the 1990 contract year only, which would allow either party to terminate the Agreement effective January 1, 1991 by providing notice on or before October 31, 1990;

     NOW THEREFORE, the parties agree to amend the Agreement as set forth below.

     Section 6.01 "Term" shall be amended to add the following sentence:

     "Notwithstanding the above, either party may terminate this Agreement effective January 1, 1991 by providing the other party written notice of termination on or before October 31, 1990."

     The definitions found in the Agreement shall apply to the terms utilized in this Amendment, including the recitals to this Amendment.

     The undersigned parties hereby agree to this Amendment effective August 31, 1990.

IPA                                    PACIFICARE

By: /s/ Melvin L. Reich                By: /s/ Kevin R. Mowll
   -------------------------------        -------------------------------
                                           Kevin R. Mowll

Title: Pres.                           Title: Vice President
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